UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2026

ANAPTYSBIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 362-6295

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On May 11, 2026, AnaptysBio, Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Christopher M. Murphy as Chief Financial Officer, effective as of May 11, 2026.

Mr. Murphy previously served as Chief Financial Officer for Third Harmonic Bio, Inc. from January 2024 to December 2025. Mr. Murphy held positions of increasing responsibility at Horizon Therapeutics PLC (“Horizon”) from March 2014 to May 2020, serving most recently as Group Vice President, Commercial Operations and Analytics from June 2018 to May 2020, serving as Vice President of Business Development from March 2014 to November 2015, Group Vice President of Corporate Development from November 2015 to October 2017, Group Vice President of Operations, Inflammation Business Unit from October 2017 to June 2018, and most recently as Group Vice President, Commercial Operations and Analytics from June 2018 to May 2020. Prior to Horizon, Mr. Murphy held positions of increasing responsibility in the Life Sciences Investment Banking Group at JMP Securities LLC (“JMP”) from July 2008 to March 2014, serving most recently as a Director from February 2014 to March 2014. Prior to JMP, Mr. Murphy served as a Consultant in the Litigation and Investigation Group of Navigant Consulting, Inc. from July 2006 to June 2008. Mr. Murphy holds a B.B.A. in Finance from the University of Notre Dame.

Mr. Murphy has no family relationships with any member of the Board or any executive officer of the Company and is not a party to any transaction that would be disclosed under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Murphy or any other person and the Company pursuant to which Mr. Murphy was appointed to serve in his role.

The Company has entered into a consulting agreement with Mr. Murphy (the “Murphy Consulting Agreement”), which sets forth the principal terms and conditions of his engagement as the Company’s Chief Financial Officer. Mr. Murphy will serve as an independent contractor. The Murphy Consulting Agreement provides for monthly consulting fees of $42,916.66 and an annual target cash bonus opportunity of up to 40% of his total annual consulting fees (the “Bonus”), which Bonus may be earned based upon the achievement of certain performance goals established by the Board (and which will be prorated for any partial year of service). Mr. Murphy will also receive an equity grant worth $1,750,000 consisting of restricted stock units (the “Equity Award”). The Equity Award will vest such that 1/4 of the Equity Award shall vest as of the first anniversary of the effective date of the Murphy Consulting Agreement (the “Effective Date”), and 1/4th of the Equity Award shall vest in equal annual installments on the annual anniversary of the Effective Date for the three (3) years thereafter. The Murphy Consulting Agreement will continue unless it is terminated pursuant to its terms, and either the Company or Mr. Murphy may terminate the Murphy Consulting Agreement at any time, for any reason or no reason. In the event that the Company terminates the Murphy Consulting Agreement without “cause” (and not in connection with a “corporate transaction” as defined in the Company’s 2017 Equity Incentive Plan), provided that Mr. Murphy delivers a signed waiver and release of claims in favor of the Company and satisfies all conditions to make such release effective, Mr. Murphy will receive continued consulting fee payments for nine (9) months following the termination date. If the Company terminates the Murphy Consulting Agreement without “cause” upon the occurrence of, or within thirteen (13) months following, a “corporate transaction” (as defined in the Company’s 2017 Equity Incentive Plan), and provided that Mr. Murphy delivers a signed waiver and release of claims in favor of the Company and satisfies all conditions to make such release effective, Mr. Murphy will receive (i) continued consulting fee payments for a period of twelve (12) months, (ii) a lump-sum cash amount equal to (a) the Bonus plus (b) an amount equal to the product of (A) the Bonus, calculated based upon actual achievement of performance goals as determined by the Board, multiplied by (B) the quotient of (x) the number of days elapsed in such fiscal year through the effective date of Mr. Murphy’s termination divided by (y) 365, and (iii) all of Mr. Murphy’s outstanding equity awards, including the Equity Award, will vest in full.

The foregoing description of the Murphy Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Murphy Consulting Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2026.

Appointment of Director

On May 8, 2026, the Board appointed Owen Hughes as a Class I director, effective May 11, 2026.

In connection with his appointment as a non-employee director of the Board, Mr. Hughes received an initial grant of 11,250 restricted stock units, which shall vest over a three-year period, subject to Mr. Hughes’s continued service to the Company.

The Company has entered into its standard form of indemnification agreement with Mr. Hughes. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 9, 2015 and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Hughes and any other persons, pursuant to which Mr. Hughes was selected as a member of the Board. There are also no family relationships among any of the Company’s other directors or executive officers and Mr. Hughes, and Mr. Hughes does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAPTYSBIO, INC.

Date:	May 11, 2026	By:	/s/ Dan Faga
Dan Faga President and Chief Executive Officer